SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
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[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                         MICHIGAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

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     (1)  Title of each class of securities to which transaction applies:
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          pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
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[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

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                         MICHIGAN FINANCIAL CORPORATION

                                     [LOGO]


                           101 WEST WASHINGTON STREET
                            MARQUETTE, MICHIGAN 49855


                                                                March 24, 1997


To the Stockholders:

The 1997 Annual Meeting of Stockholders will be held at the Holiday Inn, U.S. Highway 41 West, Marquette, Michigan, on Tuesday, April 29, 1997 at 1:30 p.m., local time, in accordance with provisions of the bylaws. The formal notice and accompanying proxy statement describe the matters to be acted upon at the meeting.

A copy of the Corporation's Annual Report for the year 1996 is enclosed.

You are cordially invited to attend the meeting. It is important that your shares be represented, regardless of the number you own. WE REQUEST THAT YOU SIGN AND DATE THE ENCLOSED PROXY, INDICATE YOUR CHOICES WITH RESPECT TO THE MATTERS TO BE VOTED UPON AND RETURN THE PROXY PROMPTLY IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE.

                                        Sincerely yours,


                                        /s/ Howard L. Cohodas
                                        HOWARD L. COHODAS
                                        CHAIRMAN



                         MICHIGAN FINANCIAL CORPORATION

                                     [LOGO]


                           101 WEST WASHINGTON STREET
                            MARQUETTE, MICHIGAN 49855

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Michigan Financial Corporation will be held at the Holiday Inn, U.S. Highway 41 West, Marquette, Michigan, on Tuesday, April 29, 1997 at 1:30 p.m., local time, for the following purposes:

     1. To elect thirteen (13) directors to hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record as shown on the transfer books of the Corporation at the close of business on February 28, 1997 are entitled to notice of and to vote at the meeting or any adjournment thereof. Stockholders are encouraged to sign and date the enclosed proxy, indicate their choices with respect to the matters to be voted upon and return the proxy promptly in the enclosed self-addressed envelope.

                                        By Order of the Board of Directors


                                        /s/ Kenneth F. Beck
                                        KENNETH F. BECK
                                        SECRETARY

March 24, 1997



                         MICHIGAN FINANCIAL CORPORATION
                           101 WEST WASHINGTON STREET
                            MARQUETTE, MICHIGAN 49855

                                 PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Michigan Financial Corporation, 101 West Washington Street, Marquette, Michigan 49855 (the "Corporation"), of proxies for use at the Annual Meeting of Stockholders of the Corporation to be held at the Holiday Inn, U.S. Highway 41 West, Marquette, Michigan, on Tuesday, April 29, 1997, at 1:30 p.m., local time, and any adjournment thereof.

This Proxy Statement has been mailed on or about March 24, 1997, to all holders of common stock of the Corporation as of the record date.

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitations by mail, officers and regular employees of some or all of the Corporation's member banks may solicit proxies by telephone or in person.

VOTING AT THE MEETING

The Board of Directors of the Corporation has fixed the close of business on February 28, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments thereof. The Corporation has only one class of common stock and no preferred stock. There are 5,598,267 shares of common stock of the Corporation outstanding as of February 28, 1997. Each outstanding share will entitle the holder thereof to one vote on each separate matter presented for vote at the meeting. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it is exercised at the meeting. Shares may not be voted cumulatively.

ELECTION OF DIRECTORS

The following thirteen (13) nominees are proposed to be elected at the meeting to serve until the next annual meeting and until their successors shall be elected and have qualified. All nominees with the exception of Mr. Nasi are currently directors of the Corporation. The directors' terms expire as of the annual meeting. A majority of votes cast at the meeting is necessary for election.

In the event that any nominees shall be unable to serve, which is not now contemplated, the proxy holders may vote for a substitute nominee. Proxies will be voted in favor of the nominees unless authority to do so is withheld.

                                                                                     DIRECTOR
NAME                   AGE                   PRINCIPAL OCCUPATION                     SINCE
----                   ---   ------------------------------------------------------   -----
Alfred J. Angeli        46   Vice President, Angeli Foods Company                     1992

Kenneth F. Beck         59   Senior Vice President, Treasurer, and Secretary;
                             Michigan Financial Corporation                           1986

Gary L. Butryn          50   President and General Manager, Mead Publishing Paper     1991
                             Division, Mead Corporation

Willard M. Carne        64   Owner, Carne's Amoco Service                             1985

Howard L. Cohodas       52   Chairman and President, Michigan Financial Corporation   1974

Willard L. Cohodas      82   Executive Vice President, Cohodas Bros. Co. of
                             Michigan, Real Estate & Investments                      1972

Clarence R. Fisher      57   Chairman and President, Upper Peninsula Energy           1994
                             Corporation and Upper Peninsula Power Company

Hugh C. Higley, Jr.     51   Senior Vice President, Interstate Welding Sales          1987
                             Corporation

David Holli             59   President, Holli Forest Products, Inc.                   1988

Daniel H. Lori          50   Owner, Lori Associates, Inc. Office Equipment Sales      1991
                             and Services

Wayne Nasi              48   President, Wayne Nasi Construction Co., Inc.

Fred M. Saigh           76   Chairman, First National Underwriters, Inc.              1986

James L. Smith          57   President, MFC First National Bank, Escanaba             1980

For the previous five years, all nominees have either been engaged in the principal occupations specified above or in other executive positions with their respective organizations. Directors Beck, H. Cohodas, and Smith have been principally employed by the Corporation or a member bank during the previous five years.

Willard L. Cohodas is an uncle of Howard L. Cohodas.

The Board of Directors held four regularly scheduled meetings in 1996. Mr. Fisher attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors and all the committees of the Board of Directors on which he served.


                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                         VOTE FOR EACH OF THE NOMINEES

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Corporation has an Audit Committee comprised of directors Angeli, Carne, Fisher, Holli, and Lori. This Committee held five meetings in 1996. The Committee is responsible for the recommendation of an independent accounting firm to be engaged for the external audit, directing and supervising investigations into matters relating to audit functions, reviewing with independent auditors the plan and results of the external audit, the establishment and continued supervision of internal auditing procedures, reviewing the degree of independence of the auditors, and reviewing the adequacy of internal accounting controls.

The Corporation does not have Compensation or Nominating Committees. The Corporation has a Personnel Committee comprised of directors Butryn, H. Cohodas, Fisher, Higley, and Holli and Vice President-Human Resources, Ward L. Rantala, which performs functions similar to those of a Compensation Committee. This Committee held one meeting in 1996. The Committee is responsible for reviewing the annual compensation of the officers of the Corporation and the chief executive officers of the member banks and making recommendations to the Board of Directors.

PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
DECISIONS

The members of the Personnel Committee during 1996 were directors Butryn, H. Cohodas, Fisher, Higley and Holli and Vice President-Human Resources, Ward L. Rantala. Mr. H. Cohodas is the chief executive officer of the Corporation and also of MFC First National Bank, Marquette. In addition, he is Chairman of the Board of each of the Corporation's member banks and its insurance subsidiary. Mr. Rantala also serves as Vice President-Human Resources of MFC First National Bank, Marquette. Mr. Rantala does not participate in any of the procedures which pertain to his compensation or other related matters and is excused from the committee meetings at such times.

MANAGEMENT REMUNERATION AND TRANSACTIONS

REMUNERATION

The following table sets forth compensation for the three years ended December 31, 1996 of the chief executive officer and of each executive officer whose total remuneration exceeded $100,000, paid or expensed by the Corporation, its member banks or its insurance subsidiary, during calendar year 1996.


                                     SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                              ANNUAL COMPENSATION     COMPENSATION AWARDS
                                              -------------------     -------------------
                                                                           SECURITIES
                                                                           UNDERLYING           ALL OTHER
   NAME AND PRINCIPAL POSITION       YEAR      SALARY     BONUS(1)        OPTIONS #(2)       COMPENSATION(3)
   ---------------------------       ----      ------     --------    -------------------    ---------------
Howard L. Cohodas                    1996     $181,138     $67,602           8,000               $2,067
Chief Executive Officer              1995      172,000      47,767           8,000                1,723
                                     1994      147,000      29,400           8,000                1,352

Kenneth F. Beck                      1996      100,755      38,723           5,000                2,419
Chief Financial Officer              1995       97,100      27,889           5,000                1,212
                                     1994       92,500      18,500           5,000                1,006

Ward L. Rantala                      1996       76,823      29,360           4,000                1,761
Vice President -- Human Resources    1995       73,500      21,024           4,000                  873
                                     1994       69,130      13,826           4,000                  712

----------------------
(1) Consists of awards paid as determined under the Executive Incentive Plan described on page 5.

(2) Granted pursuant to the Michigan Financial Corporation Stock Option Plan described on page 5.

(3) Consists of employer contributions to the Employee Savings and Stock Ownership Plan.

The following table presents information about option grants to the named executive officers for the year ended December 31, 1996. All options granted to the named executive officers were granted pursuant to the Michigan Financial Corporation Stock Option Plan.

                                     OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                     ---------------------------------------------------------------
                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                      NUMBER OF                                                                     ANNUAL
                     SECURITIES                                                              RATES OF STOCK PRICE
                     UNDERLYING   PERCENT OF TOTAL                                            APPRECIATION FOR
                      OPTIONS     OPTIONS GRANTED     EXERCISE PRICE                             OPTION TERM
                      GRANTED       TO EMPLOYEES           PER            EXPIRATION        ---------------------
NAME                     #         IN FISCAL YEAR         SHARE              DATE             5%            10%
----                 ---------    ----------------    --------------      ----------        ------        -------
Howard L. Cohodas      8,000            17.0%            $23.25       December 16, 2006    $116,974     $296,436
Kenneth F. Beck        5,000            10.6              23.25       December 16, 2006      73,109      185,273
Ward L. Rantala        4,000             8.5              23.25       December 16, 2006      58,487      148,218

The following table presents information about option exercises by the named executive officers for the year ended December 31, 1996 and options held by each of them at year end.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

                                                         NUMBER OF
                                                   SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                        UNEXERCISED                 IN-THE-MONEY OPTIONS
                       SHARES                       OPTIONS AT YEAR END                 AT YEAR END
                    ACQUIRED ON      VALUE                   #                                $
                      EXERCISE     REALIZED    ----------------------------    -----------------------------
NAME                     #             $       EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                -----------    --------    -----------    -------------    -----------     -------------
Howard L. Cohodas       N/A           N/A           0             24,000            0             $46,000
Kenneth F. Beck         N/A           N/A           0             15,000            0              28,750
Ward L. Rantala         N/A           N/A           0             12,000            0              23,000

PENSION PLAN

The Corporation has a qualified defined benefit pension plan covering all corporate and member bank employees who have at least one year of service and have attained age 21. Retirement benefits are substantially dependent upon the years of credited service and salary of each plan participant. The following table sets forth estimated annual benefits payable to persons retiring at age 65 in 1997 in specified remuneration and years-of-service classifications. At December 31, 1996 Mr. H. Cohodas had 26 years of service under the plan, Mr. Beck 18 years, and Mr. Rantala 26 years. The benefit amounts listed in the table are not subject to reduction for social security benefits or other amounts.


   HIGHEST CONSECUTIVE 5       ANNUAL BENEFIT FOR YEARS OF SERVICE INDICATED
           YEAR             ---------------------------------------------------
   AVERAGE REMUNERATION     15 YRS.     20 YRS.     25 YRS.    30 YRS. AND OVER
   --------------------     -------     -------     -------    ----------------

         $100,000           $27,253    $ 36,337    $ 45,421        $ 54,506
          150,000            42,253      56,337      70,421          84,506
          200,000            57,253      76,337      95,421         114,506
          250,000            72,253      96,337     120,000         120,000
          300,000            87,252     116,337     120,000         120,000


              PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

The Corporation applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Corporation result from the coordinated efforts of all individuals working toward common objectives. The Corporation strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and stockholders.

The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Corporation to attract, retain and reward executive officers who contribute to the long-term success of the Corporation. The Corporation's compensation program for executive officers is based on the same four principles applicable to compensation decisions for all employees of the Corporation:

* THE CORPORATION PAYS COMPETITIVELY.
The Corporation is committed to providing a pay program that helps attract and retain qualified industry professionals. To ensure that pay is competitive, the Corporation compares its pay practices annually with peer group financial institutions and establishes its pay parameters based on this review.

* THE CORPORATION PAYS FOR RELATIVE SUSTAINED PERFORMANCE.
Executive officers are rewarded based upon corporate performance, member bank performance and individual performance. Corporate performance and member bank performance are evaluated by reviewing the extent to which strategic and business plan goals are met. Individual performance is evaluated by reviewing organizational and management objectives, and the degree to which teamwork and corporate values are fostered.

* THE CORPORATION STRIVES FOR FAIRNESS IN THE ADMINISTRATION OF PAY.
The Corporation applies its compensation philosophy system-wide. The Corporation strives to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives.

* THE CORPORATION BELIEVES EMPLOYEES SHOULD UNDERSTAND THE PERFORMANCE EVALUATION AND PAY ADMINISTRATION PROCESS.
The evaluating manager gives the employee ongoing feedback on performance.

BASE SALARIES

Base salaries for new management employees are established initially by evaluating the responsibilities of the position and the experience of the individuals relative to salaries for comparable positions at comparable companies within the banking industry.

Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Corporation, the performance of the executive, and any change in the executive's responsibilities. Salary adjustments are determined and normally made on a 12 month cycle. Compensation has been and will continue to be tax deductible.

ANNUAL BONUSES

The Corporation has an executive incentive plan in which members of management selected by the Personnel Committee participate. The plan, which is administered by the Committee, annually may award to senior management (including Mr. H. Cohodas, Mr. Beck, and Mr. Rantala) up to 40% of an executive's base salary, to be paid out over a three year measurement period. Up to 20% may be earned during the first year of the period and up to 10% in each of the next two years. The amounts of these cash awards are determined based upon a combination of the level of achievement by the Corporation of its strategic and operating goals and the level of achievement of individual operating unit objectives. Awards are determined annually after the close of each fiscal year. Failure to achieve the objectives in any plan year not only results in no payment of the current year incentive but also terminates any accrued incentives from prior periods.

STOCK OPTION PLAN

In 1994 the Corporation adopted a stock option plan for the Corporation's key employees in order to foster alignment of the interests of the named executive officers and certain other members of senior management with stockholder interests. This plan is administered by the Personnel Committee.

The plan provides that stock options may be granted to individuals who are in positions to most significantly influence the longer-term performance of the Corporation. The size of stock option grants is based primarily on competitive practice and is generally targeted to be consistent with peer group financial institutions. However, the size of stock option awards can be adjusted upward or downward based on a subjective evaluation of individual contributions and potential. The Committee's objective is to deliver a competitive award opportunity, based on the aggregate exercise price of the shares subject to the option. As a result, the number of shares underlying stock option awards varies and is dependent on the stock price on the date of grant.

Options are granted at the then current fair market value, and the future value to be realized from options granted under the plan is dependent upon the extent to which the Corporation's performance is reflected in the market price of its common stock at the time the options are exercised in the future. The date of exercise, and, thus the time period within which value may be realized and the relationship of that value to the Corporation's performance, will be determined by the individual option holder. The plan does not permit the adjustment of the exercise price, except to recognize changes in capitalization, such as stock splits and dividends, following the option grant.

The Committee has been advised that compensation arising from the exercise of outstanding stock options as well as options to be granted under the plan will be deductible for Federal income tax purposes.

CHIEF EXECUTIVE OFFICER COMPENSATION

Specifically with regard to the compensation of Mr. H. Cohodas, the Corporation's chief executive officer since 1989, the Personnel Committee undertook the same evaluation set forth above with respect to officers generally. As with the other corporate officers, Mr. Cohodas's compensation (both base salary and incentive bonus) has been increased in recent years as profitability and overall performance of the Corporation also increased. In granting a stock option for 8,000 shares to Mr. H. Cohodas in 1996, the Committee considered his individual performance and the compensation practices of the peer group.

By the Personnel Committee: Gary L. Butryn, Chairman, Howard L. Cohodas, Clarence R. Fisher, Hugh C. Higley, Jr., David Holli, Ward L. Rantala.

REMUNERATION OF DIRECTORS

Directors of the Corporation who are not employees of the Corporation, its member banks or insurance subsidiary are paid $750 quarterly plus $825 per meeting of the Board of Directors attended and $275 per committee meeting attended.

TRANSACTIONS WITH MANAGEMENT

Some of the directors and officers of the Corporation and the companies with which they are associated were customers of, and had banking transactions with, some of the Corporation's member banks in the ordinary course of business during 1996. In the opinion of management, all loans and commitments to loan included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.


                                PERFORMANCE GRAPH

The graph below compares the performance of Michigan Financial Corporation Common Stock to the Nasdaq Market Index and the Media General Index, respectively, over the five year period ended December 31, 1996. The graph assumes that the value of an investment in MFC and each index was $100 at January 1, 1992 and that all dividends were reinvested on a quarterly basis.

                              [PLOT POINTS GRAPH]

(1) The Media General Index is compiled by Media General Financial Services, a financial data publisher. The index is composed of 102 Nasdaq banks and bank holding companies located in the East North Central Region.

                   COMPARISON OF CUMULATIVE TOTAL RETURN OF
                   COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                            FISCAL YEAR ENDING
                          ----------------------------------------------------
                          1991    1992      1993      1994      1995      1996
                          ----    ----      ----      ----      ----      ----

MFC                       100    149.54    193.44    272.08    417.03    362.07
Industry Index (Media
 General)                 100    129.18    134.81    125.73    183.36    243.42
Broad Market (NASDAQ)     100    100.98    121.13    127.17    164.96    204.98


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 28, 1997 as to common stock of the Corporation owned of record or beneficially owned by each person who owned more than 5% of the common stock, no par value, of the Corporation.

                              AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                          -----------------------------------------------
                           SOLE VOTING     SHARED VOTING     TOTAL SHARES       PERCENT
                          & INVESTMENT     & INVESTMENT      BENEFICIALLY       OF CLASS
NAME & ADDRESS                POWER            POWER         OWNED (NOTE)        (NOTE)
--------------            ------------     -------------     ------------       --------
Howard L. Cohodas
 Marquette, Michigan         209,200         1,072,497(1)     1,281,697           22.9%

MFC First National Bank
 Marquette, Michigan         438,698           424,065          862,763(2)        15.4

Willard L. and Lois W.
 (wife) Cohodas
 Marquette, Michigan                           834,260(3)       834,260           14.9

Lawrence C. Frank
 Yakima, Washington          201,456           588,472(4)       789,928           14.1

Paul E. Oberman
 Englewood, Colorado          18,300           423,950(5)       442,250            7.9

Sylvia Cohodas
 Longboat Key, Florida                         421,138(6)       421,138            7.5

------------------------
NOTE-THE ACTUAL TOTAL NUMBER OF SHARES OVER WHICH THE PERSONS NAMED IN THE
     ABOVE TABLE HAVE VOTING AND/OR INVESTMENT POWER IS 2,790,938, WHICH REPRESENTS 49.9% OF THE TOTAL OUTSTANDING SHARES.

(1) Includes 385,126 shares with shared voting power included in a voting agreement with Willard L. Cohodas of Marquette, Michigan and Lawrence C. Frank of Yakima, Washington, and 415,362 shares with sole voting power pursuant to a voting agreement under (6) below.

(2) Consists of 122,099 shares under the MFC Employee Savings and Stock Ownership Plan, 140,324 shares held for one member of the Cohodas family not shown in the table above, and 600,340 shares held by trusts or in similar accounts for 215 customers other than members of the Cohodas family.

(3) Includes 248,560 shares owned but included in a voting agreement under (5) below and 385,126 shares with shared voting power included in a voting agreement with Howard L. Cohodas of Marquette, Michigan and Lawrence C. Frank of Yakima, Washington.

(4) Includes 385,126 shares with shared voting power included in a voting agreement with Howard L. Cohodas and Willard L. Cohodas of Marquette, Michigan.

(5) Consists of 423,950 shares with sole voting power pursuant to a voting agreement involving Willard L. Cohodas and Lois W. Cohodas of Marquette, Michigan, Nancy C. Oberman and Paul E. Oberman of Englewood, Colorado; and Lynn C. Stahl and Sam Stahl of San Antonio, Texas.

(6) Consists of 415,362 shares owned but included in a voting agreement with Howard L. Cohodas of Marquette, Michigan and 5,776 shares included in a voting agreement between Howard L. Cohodas and Willard L. Cohodas of Marquette, Michigan, and Lawrence C. Frank of Yakima, Washington.


The following table sets forth certain information as of February 28, 1997 as to the common stock, no par value, of the Corporation owned beneficially by each nominee, the named executive officers, and by all nominees and named executive officers of the Corporation as a group.

                           AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                         ----------------------------------------------
                          SOLE VOTING     SHARED VOTING    TOTAL SHARES
                         & INVESTMENT     & INVESTMENT     BENEFICIALLY     PERCENT
NAME                       POWER(1)           POWER            OWNED       OF CLASS
----                     ------------     -------------    ------------    --------
Alfred J. Angeli              5,171              1,207           6,378            *

Kenneth F. Beck               1,990             22,000          23,990            *

Gary L. Butryn                  200                600             800            *

Willard M. Carne                234             15,490          15,724            *

Howard L. Cohodas           209,200          1,072,497(2)    1,281,697        22.9%

Willard L. Cohodas                             834,260(3)      834,260        14.9%

Clarence R. Fisher              599              1,263           1,862            *

Hugh C. Higley, Jr.           1,142                              1,142            *

David Holli                   2,149              1,047           3,196            *

Daniel H. Lori                                   8,413           8,413            *

Wayne Nasi                      200                800           1,000            *

Ward L. Rantala               1,507                711           2,218            *

Fred M. Saigh                 9,900             12,352          22,252            *

James L. Smith                2,267              1,967           4,234            *

All Directors and
 Executive Officers as
 a Group (14 persons)       234,559          1,386,907       1,621,466        29.0%

---------------------------
(1) Includes shares vested in the Employee Savings and Stock Ownership Plan for participating employees.

(2) See note 1 on page 8 for additional information regarding the share ownership of Mr. H. Cohodas.

(3) See note 3 on page 8 for additional information regarding the share ownership of Mr. W. Cohodas.

*Less than 1% of the class outstanding.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities law, the Corporation's directors, certain officers, and persons holding more than ten percent of the Corporation's common stock are required to report, within specified monthly and annual due dates, their initial ownership of the Corporation's common stock and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Corporation is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, all of the Corporation's directors, all officers subject to the reporting requirements and each beneficial owner of more than ten percent of the Corporation's common stock satisfied such filing requirements in full, except for Messrs. Frank and Smith, who each inadvertently filed one late report relating to one transaction each. The foregoing is based upon reports furnished to the Corporation and written representations and information provided to the Corporation by the persons required to make such filings.


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The Board of Directors of the Corporation appointed the firm of Crowe, Chizek and Company LLP, certified public accountants, as auditors for the Corporation, its member banks and insurance subsidiary for 1996. As of this date, auditors have not yet been appointed for 1997. The Audit Committee has not completed its review of audit costs for 1996 and has not recommended auditors for 1997 to the Board of Directors.

Ernst & Young LLP performed audits of the financial statements for the years ended December 31, 1995 and 1994. Their reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. On May 29, 1996, the Corporation dismissed the firm of Ernst & Young as independent accountants for the Corporation. The change of independent accountants was approved by the Corporation's Board of Directors and its Audit Committee.

During the two years ended December 31, 1995 and from January 1, 1996 through the effective date of the Ernst & Young termination, there have been no disagreements between the Corporation and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused Ernst & Young to make reference to the subject matter of such disagreements in connection with their report.

A representative of Crowe, Chizek and Company LLP is expected to be present at the annual meeting of stockholders, will be available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.


                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

Any proposals which stockholders of the Corporation intend to present at the next annual meeting of the Corporation must be received by November 24, 1997 for inclusion in the Corporation's proxy statement and proxy form for that meeting.


                                  OTHER MATTERS

As of the date of the proxy statement, the Board of Directors knows of no other matters to be brought before the meeting. However, if any other matter should be presented upon which a vote properly may be taken, the proxy holders will act in accordance with their best judgment.

                                        By Order of the Board of Directors


                                        /s/ Kenneth F. Beck
                                        KENNETH F. BECK
                                        SECRETARY

March 24, 1997




[LOGO] MICHIGAN FINANCIAL CORPORATION

101 WEST WASHINGTON STREET--MARQUETTE, MICHIGAN 49855


                                      PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
THE UNDERSIGNED HEREBY APPOINTS JAMES F. DURANCEAU, RONALD P. MAKI AND LINDA OLGREN, OR ANY ONE OF THEM, AS PROXIES, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE AS DESIGNATED BELOW, ALL THE SHARES OF COMMON STOCK OF MICHIGAN FINANCIAL CORPORATION HELD ON RECORD BY THE UNDERSIGNED ON FEBRUARY 28, 1997 AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 1997 OR ANY ADJOURNMENT THEREOF.


1.   ELECTION OF DIRECTORS     [ ] FOR all nominees listed below
                                   (EXCEPT AS MARKED TO THE CONTRARY BELOW)

                               [ ] WITHHOLD AUTHORITY
                                   to vote for nominees listed below

     A. Angeli, K. Beck, G. Butryn, W. Carne, H. Cohodas, W. Cohodas, C. Fisher,
     H. Higley, Jr., D. Holli, D. Lori, W. Nasi, F. Saigh, and J. Smith.

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

     --------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, which the Board of Directors did not know a reasonable time before the solicitation of the proxy, was to be presented at the meeting.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


                          CONTINUED FROM OTHER SIDE


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    DATED ________________________________ 1997

                                    ___________________________________________
                                    SIGNATURE

                                    ___________________________________________
                                    SIGNATURE IF HELD JOINTLY


                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                    CARD PROMPTLY USING THE ENCLOSED ENVELOPE